                                                                Exhibit No. 4(k)

                      WARRANTS TO ACQUIRE COMMON STOCK OF
                        ICF KAISER INTERNATIONAL, INC.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QUALIFIED INSTITUTIONAL BUYER") OR (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
     (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT), (D) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE WARRANT AGENT AND THE COMPANY SUCH LETTERS, CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT.

     THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS WARRANT IS NOT EXCHANGEABLE FOR WARRANTS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS WARRANT (OTHER THAN A TRANSFER OF THIS WARRANT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER OR EXCHANGE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.  1996WQ-1            Certificate for 105,000 Warrants
                                                            CUSIP No. 449244 128

                      WARRANTS TO ACQUIRE COMMON STOCK OF
                        ICF KAISER INTERNATIONAL, INC.

     This certifies that CEDE & CO., or registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to acquire from ICF Kaiser International, Inc., a Delaware corporation (the "Company"), one share of Common Stock, $0.01 par value per share, of the Company (the "Common Stock") for consideration equal to the Purchase Price (as defined in the Warrant Agreement) per share of Common Stock. The Warrants evidenced by this Warrant Certificate shall not be exercisable after and shall terminate and become void as of the close of business on December 31, 1999 (the "Expiration Date") or as of the closing of any Non-Surviving Combination, if earlier.

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of December 23, 1996 (the "Warrant Agreement"), between the Company and The Bank of New York, as warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at 9300 Lee Highway, Fairfax, Virginia 22031-1207, Attention of Senior Vice President, General Counsel and Secretary.

     As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants are immediately exercisable.

     If the Company proposes, prior to the Expiration Date, to enter into a merger, consolidation, sale of assets or other business combination with one or more persons (other than a wholly-owned subsidiary of the Company) in which consideration (other than Common Equity Securities) is distributed to the holders of Common Stock in exchange for all or substantially all of their equity interest in the Company (a "Non-Surviving Combination"), the Company shall give written notice thereof to the Holders promptly after an agreement is reached but in no event less than 30 days prior to the closing thereof. In the event the Company enters into a Non-Surviving Combination, upon payment of the Purchase Price prior to the Expiration Date, the Holder hereof will be entitled to receive the shares of stock or other securities or other property (including any money) of the surviving entity in such Non-Surviving Combination as the Holder would have received had the Holder exercised its Warrants immediately prior to such Non-Surviving Combination (or, if applicable, the record date therefor).

     In order to exercise a Warrant, the registered Holder hereof must surrender this Warrant Certificate at the office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified and tender the Purchase Price therefor.

                    ICF KAISER INTERNATIONAL, INC.

                    By:  ______________________________
                    Name:
                    Title:

[SEAL]

Attest:  _______________________________________
               Secretary

DATED:  December 23, 1996

Countersigned:
The Bank of New York,
as Warrant Agent

By:  ________________________
     Authorized Signatory

Date of Countersignature:  December 23, 1996


                        ICF KAISER INTERNATIONAL, INC.

     This Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register maintained by the Warrant Agent, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the registered Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable, and upon issuance such shares shall be listed on each national securities exchange or quotation system (including the Nasdaq Stock Market), if any, on which any other shares of outstanding Common Stock are then listed.

     Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

     The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment in certain events, including (i) stock dividends, stock splits and reclassification affecting the Common Stock, (ii) the issuance of certain rights, warrants or options, or convertible or exchangeable securities, to the holders of Common Stock entitling them to acquire Common Stock at a price per share lower than its then market value and (iii) sales by the Company of Common Stock at a price per share lower than its then market value.

     The Warrants do not entitle any Holder to any of the rights of a stockholder of the Company.

     This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

This Warrant Certificate and all rights hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.



                          EXERCISE SUBSCRIPTION FORM
                (to be executed only upon exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise ____________________ of the Warrants represented by this Warrant Certificate, for the acquisition of one share each of Common Stock, $0.01 par value per share, of ICF Kaiser International, Inc., on the terms and conditions specified in this Warrant Certificate and the Warrant Agreement herein referred to, surrenders this Warrant Certificate and all right, title and interest therein to ICF Kaiser International, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:  _____________,  ____

                              ------------------------------/1/
                              (Signature of Owner)

                              -------------------------------
                              (Street Address)

                              -------------------------------
                              (City)     (State)   (Zip Code)

                              Signature Guaranteed by:

                              ------------------------------


--------------------------
/1/     The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

                                 FORM OF TRANSFER

      FOR VALUE RECEIVED the undersigned registered Holder of this Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

================================================================================
                                      Social Security or
                                      other identifying
                                      number of assignee(s)
Name of Assignee(s)                                           Number of Warrants
                          Address
--------------------------------------------------------------------------------


================================================================================

and does hereby irrevocably constitute and appoint the Warrant Agent as the undersigned's attorney to make such transfer on the register maintained by the Warrant Agent for that purpose, with full power of substitution in the premises.


Date:  _________, ____
                                                   /2/
                              ---------------------
                              (Signature of Owner)

                              ---------------------
                              (Street Address)

                              ---------------------
                              (City)  (State)  (Zip Code)


                              Signature Guaranteed by:

                              ---------------------







---------------------------------
/2/   The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.